Exhibit j under Form N-1A
                                             Exhibit 23 under Item 601/ Reg. S-K




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  caption  "Financial
Highlights" in each Prospectus of Federated Ultrashort Bond Fund and Federated Mortgage Fund and under the caption "Independent Registered Public Accounting Firm" in the Statements of Additional Information of Federated Ultrashort Bond Fund and Federated Mortgage Fund in Post-Effective Amendment Number 45 to the Registration Statement (Form N-1A, No. 33-50773) of Federated Total Return Series, Inc., and to the incorporation by reference of our reports dated November 15, 2007 on Federated Ultrashort Bond Fund and Federated Mortgage Fund (two of the portfolios constituting Federated Total Return Series, Inc.) included in the Annual Shareholder Reports for the year ended September 30, 2007.



/s/ Ernst & Young LLP
Ernst & Young LLP
Boston, Massachusetts
November 26, 2007